Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements of Stoneridge, Inc. and Subsidiaries listed below of our report dated March 9, 2012, with respect to the consolidated financial statements of PST Eletrônica Ltda. and Subsidiary, included in Amendment No. 1 (filed with Securities and Exchange Commission on March 15, 2012) to Current Report (Form 8-K No. 001-13337) dated January 5, 2012.

Registration	Description of Registration Statement
333-172002	Form S-8 – Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan, as Amended, and Stoneridge, Inc. Amended Director’s Restricted Shares Plan
333-169800	Form S-3 – Registration Statement under The Securities Act of 1933
333-149436	Form S-8 – Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan
333-127017	Form S-8 – Stoneridge, Inc. Directors’ Restricted Shares Plan
333-96953	Form S-8 – Stoneridge, Inc. Directors’ Share Option Plan
333-72176	Form S-8 – Stoneridge, Inc. Directors’ Share Option Plan

Campinas, Brazil

March 15, 2012

ERNST & YOUNG TERCO

Auditores Independentes S.S.

CRC 2SP015199/O-6-S-AM

/s/ JOSE ANTONIO DE A. NAVARRETE

José Antonio de A. Navarrete

Accountant CRC 1SP198698/O-4-S-AM